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                                                                  EXHIBIT (23)-2

                         INDEPENDENT AUDITORS' CONSENT

SIERRA PACIFIC RESOURCES

    We consent to the incorporation by reference in this Registration Statement of Sierra Pacific Resources and subsidiaries on Form S-4 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Sierra Pacific Resources and subsidiaries for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Reno, Nevada
September 4, 1998